                   MASTER DISTRIBUTION AND SERVICING AGREEMENT

     AGREEMENT, made as of the 1st day of May, 2006, by and among John Hancock Distributors LLC ("Distributors"), John Hancock Life Insurance Company ("JHLICO"), John Hancock Variable Life Insurance Company ("JHVLICO"), and JHLICO's and JHVLICO's respective existing and future "Separate Accounts," as defined herein.

     WHEREAS, pursuant to a Distribution Agreement dated as of August 5, 1986 between JHLICO (then named "John Hancock Mutual Life Insurance Company") and its John Hancock Variable Annuity Account U; JHLICO served as distributor (principal underwriter) with respect to variable annuity contracts funded by that Separate Account (including the "Independence" and the "Accommodator" variable annuity contracts), and said agreement was combined with certain other agreements and restated in a Master Distribution and Servicing Agreement dated as of May 1, 1997 among JHLICO, JHVLICO and their Separate Accounts, pursuant to which Signator Investors, Inc ("Signator") (which was then named "John Hancock Distributors, Inc.") was appointed as principal underwriter and distributor with respect to the variable annuity contracts in question (the "May 1, 1997 Master Agreement");

     WHEREAS, pursuant to a Distribution Agreement dated as of June 8, 1987 between JHLICO and its John Hancock Variable Annuity Account V, JHLICO served as distributor (principal underwriter) with respect to variable annuity contracts funded by that Separate Account (including the "Independence Preferred" and the "Accommodator 2000" variable annuity contracts), and said agreement was combined with certain other agreements and restated in the May 1, 1997 Master Agreement, pursuant to which Signator was appointed as principal underwriter and distributor with respect to the variable annuity contracts in question;

     WHEREAS, pursuant to a Distribution Agreement dated as of August 26, 1993 among JHLICO, JHVLICO, and JHVLICO's then-existing or subsequently-created Separate Accounts registered under the Investment Company Act of 1940 (the "1940 Act") (including John Hancock Variable Life Accounts U, V, and S), JHLICO served as distributor (principal underwriter) with respect to variable life insurance policies funded by those Separate Accounts, and said agreement was combined with certain other agreements and restated in the May 1, 1997 Master Agreement, pursuant to which Signator was appointed as principal underwriter and distributor with respect to the variable life insurance policies in question;

     WHEREAS, the aforementioned Distribution Agreements dated August 5, 1986, June 8, 1987, and August 26, 1993, resembled agreements that previously had been in effect as to certain of the Separate Accounts at a time when those Separate Accounts were operated as "management" investment companies under the 1940 Act and for which Section 15 of the 1940 Act, therefore, required principal underwriting agreements;

     WHEREAS, pursuant to an amendment to the aforementioned August 26, 1993 Distribution Agreement (which amendment was dated as of August 1, 1994) among JHLICO, JHVLCO, and JHVLICO's then-existing or subsequently-created Separate Accounts registered under the 1940 Act (including John Hancock Variable Annuity Account I), JHLICO served as distributor (principal underwriter) with respect to variable annuity contracts funded by those Separate Accounts, and said amendment also was combined with and restated in the May 1, 1997 Master Agreement;

     WHEREAS, when JHLICO commenced to issue variable life insurance policies, no principal underwriting agreement was entered into with respect thereto, inasmuch as JHLICO would itself perform the functions of a principal underwriter in its capacity as issuer of those policies and, due to the fact that the Separate Accounts in question operated in the form of "unit investment trust" investment companies under the 1940 Act, the 1940 Act did not require any principal underwriting agreement (and notwithstanding that JHLICO had entered into the above-mentioned Distribution Agreements dated as of August 5, 1986, June 8, 1987, and August 26, 1993, even though, for similar reasons, it had not been legally required to do so);

     WHEREAS, the May 1, 1997 Master Agreement combined and restated the above-mentioned Distribution Agreements dated as of August 5, 1986, June 8, 1987 and August 26, 1993 (and the August 1, 1994 amendment thereto);

     WHEREAS, the Distribution Agreements dated August 5, 1986, June 8, 1987, and August 26, 1993, and any amendments thereto, no longer have any force or effect;

     WHEREAS, pursuant to the May 1, 1997 Master Agreement, Signator was appointed as principal underwriter and distributor with respect to certain variable annuity contracts and variable life insurance policies funded by then-existing or subsequently-created 1940 Act-registered Separate accounts of JHLICO (including its John Hancock Variable Annuity Accounts U, V, and JF and John Hancock Mutual Variable Life Insurance Account UV (subsequently re-named "John Hancock Variable Life Insurance Account UV") and JHVLICO (including its John Hancock Variable Life Accounts U, V, and S and John Hancock Variable Annuity Account I), excepting only any such Separate Accounts for which Signator was not the principal underwriter or distributor;

     WHEREAS, the variable annuity contracts and variable life insurance policies covered by the May 1, 1997 Master Agreement included all such contracts and policies issued in group or individual form, including certificates issued pursuant to group contracts or policies that were funded by any Separate Account to which that agreement applied (as set forth in the "WHEREAS" paragraph immediately preceding this one), excepting only those contracts, policies or certificates as to which Signator did not serve as principal underwriter or distributor;

     WHEREAS, the 1997 Master Agreement also designated Signator as principal underwriter and distributor of any other interests ("MVA Interests") issued pursuant to JHLICO or JHVLICO annuity contracts or life insurance policies that are deemed to be securities for federal securities law purposes as a result of what are commonly called "market value adjustment" or similar features, including such interests issued pursuant to individual and group contracts or policies, or certificates under group contracts or polices and excluding only such interests as to which Signator did not serve as principal underwriter or distributor;

     WHEREAS, pursuant to a Marketing and Distribution Agreement between John Hancock Mutual Life Insurance Company and John Hancock Funds, Inc. (the "JHFI Agreement"), JHLICO, acting on behalf of itself and JHVLICO, John Hancock Funds, Inc. ("JHFI") served as underwriter with respect to certain annuity policies, and subsequently the JHFI Agreement was terminated;

     WHEREAS, the JHFI Agreement no longer has any force or affect; and policies previously subject to the JHFI Agreement have been subject to the May 1, 1997 Master Agreement;

     WHEREAS, the parties desire that an agreement substantially in the form of Exhibit A hereto be entered into that would, among other things, confirm and provide that Section 9.5 of the JHFI Agreement does not continue to make the JHFI Agreement applicable to additional premium payments under Policies that were originally issued pursuant to the JHFI Agreement;

     WHEREAS, the parties desire that an agreement substantially in the form of Exhibit A hereto be entered into that would, among other things, provide for the termination of the May 1, 1997 Master Agreement;

     WHEREAS, as used in this Agreement, the term "Separate Account" means any separate account of JHLICO or JHVLICO that is registered under the 1940 Act, but excluding any separate account as to which Distributors is not the principal underwriter or distributor;

     WHEREAS, as used in this Agreement, the term "Policy" means any annuity contract or life insurance policy that is funded by a Separate Account and/or gives rise to MVA Interests, and the term shall include both individual and group Policies, as well as any certificates issued pursuant to the latter; but the term "Policy" shall not include any contract, policy, certificate or MVA Interest as to which Distributors is not the principal underwriter or distributor;

     WHEREAS, as used in this Agreement, the "Insurers" are JHLICO and JHVLICO;

     WHEREAS, net premiums paid under Policies offered and sold by the Insurers are and will be allocated to the Separate Accounts;

     WHEREAS, net premiums under certain Policies offered and sold by JHLICO or JHVLICO are or will be allocated to MVA Interests;

     WHEREAS, Distributors is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, the parties desire to have Distributors act as principal underwriter and distributor of the Policies and assume responsibility for all of the securities activities of each "person associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with Distributors and engaged directly or indirectly in the sale of the Policies ("associated persons");

     WHEREAS, Distributors wishes to utilize the services of employees of JHLICO, who will be deemed to be associated persons of Distributors, to perform various support and administrative functions in connection with Distributors' responsibilities under this Agreement;

     WHEREAS, the parties desire that an agreement substantially in the form of Exhibit A hereto be entered into that would, among other things, confirm that this Agreement shall apply to any further premium payments made under Policies issued pursuant to the May 1, 1997 Master Agreement or any of the other agreements referred to above; and

     WHEREAS, the parties desire that an agreement substantially in the form of Exhibit A be entered into that would, among other things, confirm and provide for, as to any agreements that still remain in effect that were entered into with other broker-dealers by JHLICO, Signator, or JHFI for the sale of Policies, the assumption by Distributors of the rights and obligations (if any) of JHLICO, Signator, and JHFI thereunder.

     NOW, THEREFORE, the parties agree as follows:

APPOINTMENT OF DISTRIBUTORS; DISTRIBUTORS' RESPONSIBILITY FOR ITS OWN AND ITS ASSOCIATED PERSONS' LEGAL COMPLIANCE IN OFFER, SALE AND DELIVERY OF POLICIES

     1. Distributors shall act as the principal underwriter and distributor of the Policies, and as such will assume full responsibility for the securities activities of all of its associated persons. Distributors will train the associated persons, register associated persons as its registered representatives or principals (as required), and supervise and control them in the performance of their securities activities. Distributors shall assume full responsibility for the continued compliance by itself and the associated persons, including registered representatives and registered principals, with all NASD requirements and Federal and state legal requirements, to the extent applicable, in connection with the offer, sale and delivery of the Policies.

DISTRIBUTORS' OFFER AND SALE OF POLICIES

     2. Distributors shall offer for sale and sell Policies on behalf of the relevant Insurer in each state and other jurisdiction in which the Policies may be lawfully sold.

TERMS, CONDITIONS AND COMPENSATION AS TO OFFERS AND SALES BY DISTRIBUTORS

     3. Such offer or sale shall be on such terms and conditions as Distributors and the relevant Insurer shall determine and shall be for compensation determined as provided herein; provided that such terms, conditions and compensation shall be as set forth in or not inconsistent with any current prospectus and, where relevant, statement of additional information under the Securities Act of 1933 ("1933 Act").

QUALIFICATION OF DISTRIBUTORS' SOLICITING ASSOCIATED PERSONS

     4. In the event applications for Policies shall be solicited by insurance agents of the relevant Insurer who are also registered representatives or principals of Distributors, each of whom shall be duly and appropriately licensed under applicable insurance law for the sale of Policies in each state or other jurisdiction in which that person may make such sales. The relevant Insurer shall have responsibility for arranging for such licensing, and Distributors may rely upon the Insurers' advice as to what persons the Insurers have appointed as their agents and what licenses those persons have.

SUITABILITY

     5. Distributors shall be responsible for compliance with applicable "suitability" requirements in connection with the Policies (except to the extent that responsibility for suitability determinations, including supervision thereof, is assumed by or delegated to other broker-dealers as discussed below). Distributors agrees to provide the Insurers with such information and access as they may reasonably request to evaluate or monitor the nature and effectiveness of Distributors' procedures for ensuring and documenting suitability compliance, either generally or in specific cases, including, without limitation, Distributors' procedures for overseeing the discharge of suitability responsibilities by other broker-dealers appointed pursuant to Section 20 hereof.

     6. If Distributors, pursuant to Section 20 hereof, contracts with a general agent/broker-dealer ("Selling Firm") to ensure compliance with any suitability requirements, Distributors agrees to terminate that Selling Firm's authority to sell the Policies upon the Insurers' request, if that Selling Firm does not provide the Insurers with such information and access as they may reasonably request to evaluate or monitor the nature and effectiveness of the Selling Firm's procedures for ensuring and documenting suitability compliance, either in general or in specific cases.

INSURANCE UNDERWRITING

     7. JHLICO, on its own behalf and on behalf of JHVLICO, shall review Policy applications for purposes of insurance underwriting and shall determine whether to accept or reject any application in accordance with established underwriting rules. JHLICO will determine an insured's risk classification pursuant to its own and JHVLICO's underwriting rules.

MEANS OF PREMIUM PAYMENT

     8. Initial and subsequent premium payments under Policies shall be made by check payable to the relevant Insurer, or by such other means as such Insurer may agree. Premium payments received by Distributors shall be remitted daily by Distributors, or any Selling Firm acting through Distributors, to the relevant Insurer for allocation to the Separate Accounts or MVA Interests in accordance with the Policies and any applicable current prospectus and, where relevant, statement of additional information under the 1933 Act.

REFUND OF CERTAIN PREMIUMS

     9. Any premiums paid will be refunded by the relevant Insurer, to the extent required in the applicable jurisdiction, if a Policy is not issued or is surrendered under any short-term cancellation provision.

COMPENSATION TO DISTRIBUTORS

     10. The relevant Insurer will pay Distributors commissions and service fees and will otherwise reimburse Distributors for services and facilities provided by Distributors pursuant to this Agreement. The charges to the Insurers for such services and facilities shall be at cost and shall include all direct and directly allocable expenses reasonably and equitably determined to be attributable to the Insurers by Distributors (including, without limitation, agency expense allowances, general agent, district manager and supervisor compensation, agent training allowances, deferred compensation and insurance benefits of agents, general agents, district managers and supervisors, agency office clerical expenses, marketing support and administrative services), plus a reasonable charge for direct overhead. Such amounts payable to Distributors shall comply with applicable compensation rules, terms and procedures as Distributors and the relevant Insurer mutually agree upon from time to time.

DISTRIBUTORS' REALLOCATION OF COMMISSIONS AND SERVICE FEES TO ITS ASSOCIATED PERSONS; DIRECT PAYMENT OF SUCH AMOUNTS BY THE INSURERS

     11. Distributors intends to reallocate commissions and service fees to its registered representatives or principals for the sale of Policies in amounts determined by Distributors. For its convenience, Distributors authorizes JHLICO to make such reallocated commission and service fee payments on behalf of Distributors, directly to its registered representatives or principals, whereupon the Insurers shall be relieved of any obligation they might otherwise have to reimburse Distributors for such amounts. All such commissions and service fees shall be reflected on Distributors' books and records as a receipt of compensation from JHLICO or JHVLICO, as the case may be, and a disbursement to registered representatives or principals, notwithstanding the direct payment by JHLICO.

CERTAIN SERVICES TO BE PROVIDED BY INSURERS; CONTROL, STATUS, COMPENSATION AND ACTIVITIES OF INSURER PERSONNEL THAT PROVIDE SAID SERVICES

     12. JHLICO agrees to provide support, administrative and other such services to Distributors, including personnel, to assist Distributors in the performance of its duties as principal underwriter and distributor of the Policies. In providing such services, all personnel of JHLICO, or of JHVLICO to the extent that JHVLICO may provide similar services, shall at all times be subject to the supervision and control of Distributors. All such personnel are hereby acknowledged and deemed to be associated persons of Distributors and, as necessary to comply with regulatory requirements, will be registered representatives or principals of Distributors. For the convenience of the parties, compensation payments will be made by JHLICO and/or JHVLICO, directly to their personnel provided to Distributors as part of the salaries paid to such employees, consistent with such employee compensation and employee benefit plans as are maintained by the Insurers. Distributors acknowledges that personnel provided by JHLICO or JHVLICO will not be exclusively engaged in securities related activities and that they may have other, non-securities, responsibilities as employees of JHLICO or JHVLICO.

MAINTENANCE OF CERTAIN BOOKS AND RECORDS

     13. The books, accounts and records of Distributors, JHLICO and JHVLICO as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions to ensure compliance with applicable regulatory and reporting requirements. To the extent that any of Distributors, JHLICO or JHVLICO maintains on behalf of any other of them any records required to be maintained by the other pursuant to 1940 Act Rules 31a-1 or 31a-2 or pursuant to 1934 Act Rules 17a-3 and 17a-4, or pursuant to any other provisions of or rules under those acts, such records shall be maintained as agent for the other party and remain the property of the party so required to maintain them, shall be surrendered promptly to that party upon its request, and shall at all times be subject to inspection by the SEC, NASD and any other appropriate governmental agency.

INSURERS TO PAY CERTAIN EXPENSES

     14. JHLICO and JHVLICO will pay the expenses of preparing and printing their respective registration statements, prospectuses, statements of additional information, and sales literature, and for like expenses actually incurred in connection with the offering, sale and delivery of Policies. JHLICO and JHVLICO will furnish Distributors with current prospectuses for the Policies in such numbers as Distributors may reasonably require from time to time.

DISTRIBUTORS TO PAY CERTAIN EXPENSES

     15. Distributors shall pay all fees and expenses in connection with its qualification as a broker-dealer and all other expenses relating to the offering, sale or delivery of Policies, as contemplated by this Agreement.

LIMIT ON INFORMATION THAT DISTRIBUTORS MAY DISSEMINATE

     16. In connection with the offer, sale or delivery of Policies, Distributors will not give any information or make any representation other than information and representations contained in or not inconsistent with any applicable current prospectus and, where relevant, statement of additional information under the 1933 Act.

SALES MATERIALS

     17. Distributors shall be responsible for the review of sales materials and agrees to use its best efforts to obtain any approvals or clearances required from the NASD or other regulatory authorities, if applicable. Any sales materials prepared by Distributors or its designee must be approved by JHLICO prior to use.

JHILICO TO ISSUE CERTAIN LIFE INSURANCE POLICIES

     18. JHLICO agrees that, in the absence of a fixed account option under a variable life insurance policy, or if no suitable fixed-dollar policy is available from JHVLICO, it will issue a policy of fixed benefit insurance without evidence of insurability in exchange for any JHVLICO Policy whenever the owner of a Policy elects to exchange the Policy in accordance with its provisions.

CHANGE, WAIVER, DISCHARGE OR TERMINATION OF THIS AGREEMENT

     19. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

SALES THROUGH SELLING FIRMS

     20. With the consent of the applicable Insurer, Distributors may enter into agreements ("Selling Agreements") with one or more general agents/broker-dealers registered under the 1934 Act ("Selling Firms"), under which registered representatives or principals of such Selling Firms may solicit applications for the sale of Policies. No agent, sub-agent, representative, or principal of any such Selling Firm shall solicit applications for Policies until duly licensed and appointed as a life insurance agent or sub-agent of the relevant Insurer in the appropriate jurisdiction. The applicable Insurer may refuse to consent to a Selling Agreement, may delegate supervisory responsibilities under applicable state insurance law to the Selling Firm or an affiliate of such Selling Firm, or refuse to appoint an agent or sub-agent.

SELLING AGREEMENTS

     21. Each Selling Firm will agree with Distributors to conform duly in all respects with the law of the United States and of each state in which Policies may be offered for sale by it. All Selling Agreements pertaining to sales in New York State shall provide that no commission or expense allowance shall be paid in excess of the limitations imposed Section 4228 of the New York Insurance Law.

COMPENSATION TO SELLING FIRMS

     22. All commissions, service fees and expense allowances in connection with Policy sales through Selling Firms shall be paid by or on behalf of Distributors in accordance with the terms of the applicable Selling Agreement then in effect.

     23. Commissions, service fees and expense allowances paid by Distributors pursuant to a Selling Agreement shall not exceed the amount payable to Distributors by the applicable Insurer hereunder with respect to the Policy in question. All such compensation plans shall be on the same basis, whether commission based or fund based, as the corresponding compensation plan between the applicable Insurer and Distributors pursuant hereto, and payments shall have the same timing and duration.

     24. Distributors shall provide the Insurers with information regarding the commissions, service fees and expense allowances payable by Distributors under each Selling Agreement upon inception and shall advise the Insurers upon any revision in a plan of compensation thereunder. Such information shall thereafter be maintained by the applicable Insurer in its files for a period of not less than six years.

DIRECT PAYMENT BY INSURERS TO SELLING FIRMS; ELECTRONIC PAYMENTS

     25. JHLICO or JHVLICO, as the case may be, may directly compensate Selling Firms on behalf of Distributors, as provided in the Selling Agreements with such firm, and said Insurer thereby will be relieved of any obligation it otherwise might have to reimburse Distributors for such amounts.

     26. Distributors hereby authorizes the Insurers to make an electronic payment or credit of commissions, expense allowances and service fees to Selling Firms that (a) have entered into Selling Agreements with Distributors and (b) participate in an electronic premium and funds transfer system utilized by the applicable Insurer. Upon such payment or credit, the Insurer shall be relieved of any obligation it otherwise might have to reimburse Distributors for such amounts.

     27. Distributors will be responsible for furnishing the Insurers with any records and information necessary to determine the amounts to be paid or credited pursuant to Sections 25 or 26 above. It is understood and agreed that such payments and credits shall be made solely on Distributors' behalf and that the Insurers assume no direct obligation under any Selling Agreement to pay commissions, expense allowances, or service fees to any Selling Firm. Any amounts due to Distributors in excess of such payments or credits shall be remitted directly to Distributors in accordance with this Agreement.

CONFIRMATIONS

     28. If and to the extent that Distributors and an Insurer so agree, JHLICO will, on behalf of Distributors, send any "confirmations" legally required to be sent in connection with issuance or receipt of premiums under any of that Insurer's Policies. If and to the extent that Distributors and an Insurer agree, a Selling Agreement may provide that any confirmation legally required to be sent in connection with the issuance or receipt of premiums under any of the Insurer's Policies that are subject to that Selling Agreement shall be sent by JHLICO on behalf of the Selling Firm.

INDEBTEDNESS

     29. Distributors shall have no right to incur any indebtedness on behalf of an Insurer pursuant to this Agreement. Distributors hereby authorizes each Insurer to set off Distributor's liabilities to that Insurer against any and all amounts otherwise payable to Distributors pursuant hereto.

THIS AGREEMENT INTERPRETED IN LIGHT OF SECURITIES LAW REQUIREMENTS

     30. This Agreement shall be subject to the applicable provisions of the Federal securities laws and the rules, regulations, and rulings thereunder, including such exemptions as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

AGREEMENT BY DISTRIBUTORS TO COMPLY WITH LAW

     31. Distributors shall, in offering, selling or delivering Policies, or in otherwise performing its obligations hereunder, comply with all laws and regulations, whether Federal or state, and whether relating to insurance or securities, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations and rules of the NASD.

COMPLAINTS; REGULATORY AND JUDICIAL PROCEEDINGS

     32. JHLICO, JHVLICO and Distributors agree that (a) each party shall advise the other promptly of any substantive customer complaint that concerns the Policies, or of any notice of any regulatory investigation or proceeding or judicial process that concerns the Policies and that is received by a party with respect to Distributors or any agent, principal or representative or which may affect the sale of the Policies, and (b) Distributors, JHLICO and JHVLICO will cooperate in investigating such complaint, and any response to such complaint which any of them has prepared will be sent to the other parties for approval not less than five business days prior to its transmittal to the customer or regulatory authority.

NOTICES

     33. All notices under this Agreement shall be given in writing and addressed as follows, or addressed to such other addresses as may be communicated from one party to the other parties:

          (a)  if to Distributors, to:

               John Hancock Distributors LLC
               200 Bloor Street East
               Toronto, Ontario M4W 1E5

          (b)  if to JHLICO, to:

               John Hancock Life Insurance Company
               200 Clarendon Street
               Boston, Massachusetts 02117

          (c)  if to JHVLICO, to:

               John Hancock Variable Life Insurance Company
               601 Congress Street
               Boston, Massachusetts 02210

TERMINATION

     34. This Agreement shall terminate automatically if it shall be assigned. In addition to any termination permitted under Section 19, this Agreement may be terminated at any time on 60 days' written notice to the other parties hereto, without the payment of any penalty, by Distributors or JHLICO as to Policies issued by JHLICO, or by Distributors or JHVLICO as to Policies issued by JHVLICO.

GOVERNING LAW; HEADINGS

     35. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts. Headings in this Agreement are for convenience of reference only and shall have no substantive effect.

COUNTERPARTS

     36. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year above written.

Date: ___________________, 2006         John Hancock Distributors LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date: ___________________, 2006         John Hancock Life Insurance Company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date: ___________________, 2006         John Hancock Variable Life Insurance
                                        Company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

     AGREEMENT, made as of the ____ day of ___________, 2006, by and among John Hancock Distributors LLC ("Distributors"), John Hancock Life Insurance Company ("JHLICO"), John Hancock Variable Life Insurance Company ("JHVLICO"), JHLICO's and JHVLICO's respective existing and future "Separate Accounts," as defined herein, Signator Investors, Inc., ("Signator"), and John Hancock Funds, Inc. ("JHFI").

     WHEREAS Distributors, JHLICO, JHVLICO, and the Separate Accounts have entered into a Master Distribution and Servicing Agreement dated as of the ___ day of _________, 2006 (the "Master Agreement");

     WHEREAS, as used in the Master Agreement and in this Agreement, the term "Separate Account" means any separate account of JHLICO or JHVLICO that is registered under the Investment Company Act of 1940, but excluding any separate account as to which Distributors is not the principal underwriter or distributor;

     WHEREAS, as used in the Master Agreement and in this Agreement, the term "Policy" means any annuity contract or life insurance policy that is funded by a Separate Account and/or gives rise to "MVA Interests" (as defined below), and the term shall include both individual and group Policies, as well as any certificates issued pursuant to the latter; but the term "Policy" shall not include any contract, policy, certificate or MVA Interest as to which Distributors is not the principal underwriter or distributor;

     WHEREAS, as used in the Master Agreement and in this Agreement, the term "MVA Interest" means an interest issued pursuant to JHLICO or JHVLICO annuity contracts or life insurance policies that are deemed to be securities for federal securities law purposes as a result of what are commonly called "market value adjustment" or similar features, including such interests issued pursuant to individual and group contracts or policies, or certificates under group contracts or policies;

     NOW, THEREFORE, in consideration of the agreements contained herein, the agreements made in the Master Agreement by the parties thereto, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

POLICIES ISSUED OR APPLIED FOR PRIOR TO THE MASTER AGREEMENT

     1. Without limiting any provision of the Master Agreement, it is hereby acknowledged, confirmed and agreed that the term "Policies," as used in the Master Agreement includes Policies outstanding at the time of the Master Agreement's effectiveness (including Policies issued pursuant to any of the prior agreements referred to in the "Whereas" clauses of the Master Agreement), as well as Policies with applications pending at that time, such that the Master Agreement applies to the receipt of further premium payments under such outstanding or applied for Policies.

SELLING AGREEMENTS ENTERED INTO PRIOR TO THE MASTER AGREEMENT

     2. If JHLICO, Signator, or JHFI entered into selling agreements with other general agents/broker-dealers, and if, at the time of the Master Agreement's effectiveness, any such selling agreements remain in effect as to any Policies or forms of Policies, JHLICO, Signator, and JHFI hereby assign and convey to Distributors any rights that any of them may have under any such agreement, except (a) any claim or other right arising out of transactions or conduct occurring prior to effectiveness of the Master Agreement or (b) any claim for indemnity or reimbursement for, or any right to be held harmless from, any loss, damages, liability, expense, cost or settlement payment; Distributors does hereby assume all of the obligations of JHLICO, Signator and/or JHFI under all of said selling agreements; and said agreements shall be considered as Selling Agreements pursuant to the Master Agreement.

TERMINATION OF MAY 1, 1997 MASTER DISTRIBUTION AND SERVICING AGREEMENT AMONG JHLICO, JHVLICO, THEIR SEPARATE ACCOUNTS, AND SIGNATOR (THE "MAY 1, 1997 MASTER AGREEMENT")

     3. Signator, JHLICO (on behalf of both itself and its relevant Separate Accounts), and JHVLICO (on behalf of both itself and its relevant Separate Accounts) agree that the May 1, 1997 Master Agreement be and is terminated as of the time the Master Agreement is effective, except that those parties agree that
(a) the indemnity provisions of the May 1, 1997 Master Agreement will survive in accordance with the survival provision in Section 16.6 thereof, and (b) no claim under or for breach of any provision of the May 1, 1997 Master Agreement shall be terminated hereby if such claim is based on transactions, conduct, or circumstances occurring or existing prior to the Master Agreement's time of effectiveness.

TERMINATION OF THE MARKETING AND DISTRIBUTION AGREEMENT BETWEEN JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND JOHN HANCOCK FUND, INC. (THE "JHFI AGREEMENT"), PURSUANT TO WHICH JHFI SERVED AS UNDERWRITER WITH RESPECT TO CERTAIN POLICIES ISSUED BY JHLICO AND JHVLICO

     4. To the extent that there may be any question, the parties to the JHFI Agreement agree that said agreement is terminated, including, notwithstanding
Section 9.5 thereof, with respect to receipt of additional premiums under any remaining outstanding Policies that were issued pursuant to the JHFI Agreement.

GOVERNING LAW; HEADINGS

     5. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts. Headings in this Agreement are for convenience of reference only and shall have no substantive effect.

COUNTERPARTS

     6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year above written.

Date: ___________________, 2006         John Hancock Distributors LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date: ___________________, 2006         John Hancock Life Insurance Company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date: ___________________, 2006         John Hancock Variable Life Insurance
                                        Company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date: ___________________, 2006         Signator Investors, Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date: ___________________, 2006         John Hancock Funds, Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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